Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MONACO COACH CORPORATION", CHANGING ITS NAME FROM "MONACO COACH CORPORATION" TO "MNC CORPORATION", FILED IN THIS OFFICE ON THE FIFTH DAY OF JUNE, A.D. 2009, AT 2:07 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2320812 8100

090592816

AUTHENTICATION: 7346069

DATE: 06-08-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:15 PM 06/05/2009
FILED 02:07 PM 06/05/2009
SRV 090582816 - 2320612 FILE

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Monaco Coach Corporation, a corporation organized and existing under the laws of Delaware (the "**Corporation**"), certifies that:

A. The name of the Corporation is Monaco Coach Corporation. The Corporation was originally incorporated under the name of KLT Acquisition Co., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1992. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 25, 1994. A Certificate of Amendment of Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 30, 1999.

B. This Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly approved pursuant to an order of the United States Bankruptcy Court for the District of Delaware dated May 22, 2009 in accordance with Section 303 of the General Corporation Law of the State of Delaware.

C. The paragraph of Article I of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

"The name of this Corporation is MNC Corporation."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by Kay L. Toolson, its Chief Executive Officer effective as of June 4, 2009.

/s/ Kay L. Toolson
Kay L. Toolson
Chief Executive Officer